EXHIBIT (c)(4)

Contact Information

UBS Securities LLC

1999 Avenue of the Stars

15th Floor

Los Angeles CA 90067

Phone : (310) 556-6700

Fax : (310) 556-6706

www.ubs.com

UBS Investment Bank is a business group of UBS AG

UBS Securities LLC is a subsidiary of UBS AG

Discussion Materials Prepared for the

Special Committee of the Board of Directors

of Han Solo Regarding Project Star Wars

March 18, 2004

Table of Contents

SECTION 1	Executive Summary	1

SECTION 2	Market Update	6

SECTION 3	Valuation Analysis	14

SECTION 1

Executive Summary

Background and Process Update

•	In early September 2003 rumors began appearing in the popular press that Viacom was considering an outright sale of its Blockbuster unit, a controlled publicly traded subsidiary

•	Following several months of heightened speculation, Blockbuster’s board formed a special committee in mid-December 2003 to evaluate potential transactions including an outright sale of the Company

•	it appears that due to valuation concerns, Viacom instead announced a spinoff transaction with respect to Blockbuster

•	During this time period, UBS discussed strategic alternatives with the Company

•	On January 30, 2004, Mark Wattles advised the board of preliminary discussions with Luke Skywalker and the Special Committee was formed

•	On February 3, Luke Skywalker performed initial due diligence on Han Solo in Portland, OR

•	On February 6, the Special Committee engaged Gibson, Dunn & Crutcher as its legal advisor

•	On February 10, the Company executed an NDA with Luke Skywalker

•	On February 10, UBS’s M&A Team presented an overview of Luke Skywalker and a market update to the Special Committee

•	On February 12, the Company executed an NDA with Galaxy

•	shortly thereafter, the UBS M&A Team had a conversation with Galaxy and discussed valuation

•	On February 19, Luke Skywalker submitted a proposal of $13.00 per share in cash and requested a 45-day exclusivity period which the Special Committee subsequently rejected

•	On February 20, UBS’s M&A Team was formally engaged as financial advisor by the Special Committee

•	On February 27, Luke Skywalker submitted a request to the Special Committee to allow UBS’s Finance Team to potentially finance the acquisition indicating they believed utilization of UBS’s Finance Team “could enable [Luke Skywalker] to increase [its] proposed purchase price”

•	shortly thereafter, the Special Committee and its counsel discussed the request to understand why Luke Skywalker believed utilizing UBS’ Finance Team “could enable [Luke Skywalker] to increase [its] proposed purchase price”

•	the Special Committee and its counsel entered into negotiations with Luke Skywalker regarding a number of deal protections in connection with Luke Skywalker’s request to allow UBS’s Finance Team to provide a financing package

•	specific deal structure and deal protection terms were agreed to in principle

•	On March 6, the Special Committee agreed to allow UBS’s Finance Team to offer staple financing in the proposed transaction

•	On March 8, Luke Skywalker requested that the Special Committee receive a draft purchase and sale agreement, the request was immediately rejected

•	On March 10, Luke Skywalker submitted a proposal of $13.50 per share in cash

•	On March 12, the Special Committee agreed to allow Luke Skywalker to submit a draft purchase and sale agreement

Overview of Luke Skywalker Proposals

	Luke Skywalker Proposal—2/19/04	Revised Luke Skywalker Proposal—3/10/04
Initial Indication Range	$13.00 per share in cash	$13.50 per share in cash

Implied Equity Value	$828.8 million[1]	$861.7 million[1]

Implied Enterprise Value (EBITDA Mult.)	$1,126.0 (4.6x LTM EBITDA)	$1,158.9 (4.7x LTM EBITDA)

Premiums:	Current Trading Price ($10.93): 18.9% 30-Day Average Price ($11.17): 16.4%	Current Trading Price ($10.93): 23.5% 30-Day Average Price ($11.17): 20.8%

Financing	To be financed with a combination of senior debt, subordinated debt and equity - Financing not yet arranged	Believe they could be in a position to receive binding commitment letters within the next two weeks

Timing	Would like to sign a definitive purchase and sale agreement and announce a transaction in late March or early April 2004	In position to immediately begin negotiating a definitive purchase and sale agreement and believe a transaction could be documented and announced by the end of March

Exclusivity Request	45-day exclusivity period	Not requested

Closing Conditions

•      Completion of business, legal and accounting due diligence

•      Receipt of necessary financing commitments

•      Agreement with current management of Han Solo with respect to their continuing involvement with the Company

•      Negotiation of a definitive agreement

•      Hart-Scott-Rodino clearance (2nd request not anticipated)

•      Approval of Han Solo shareholders

• Same as previous

Valuation Issues cited by Luke Skywalker

•      General market disinterest in specialty retailers lacking strong comparable store sales trends

•      Uncertainty regarding the long-term impact of competition from video-on-demand, the Internet, mass-market retailers and subscription rental services

•      Uncertainty regarding the magnitude, timing and ultimate success of investments the Company intends to make in certain new business initiatives, including in-store subscription, on-line subscription and the Game Crazy concept

•      Unconfirmed results of the industry’s transformation in format from VHS to DVD

•      The Company’s limited institutional research coverage and a lack of strong equity analyst support for Han Solo’s stock

• Not Discussed

Note:

1	Based on 59.0 million basic shares outstanding and 9.7 million options with a weighted average exercise price of $5.96; assumes treasury stock method to calculate FD shares outstanding

Financial Overview of Han Solo

Han Solo trading statistics

Market Valuation

($ in millions, except per share data)

			LGP Proposal
		Current	2/19/04	3/10/04
Current Share Price as of 3/17/04		$10.93	$13.00	$13.50
Premium to Current Share Price		—	18.9%	23.5%
LTM High / Low		$18.85 /$10.53	NA	NA
Diluted Shares Outstanding[2]		63.410	63.756	63.831
Equity Value		$693.1	$828.8	$861.7
Plus: 12/31/03 Debt (incl. Capital Leases)		371.3	371.3	371.3
Less: 12/31/03 Cash		(74.1)	(74.1)	(74.1)
Enterprise Value		$990.3	$1,126.0	$1,158.9

Valuation Data [1]:

	Statistic	Multiple	Multiple	Multiple
Enterprise Value /
2003 Revenue	$1,682.5	0.59x	0.67x	0.69x
2003 EBITDA	244.3	4.1x	4.6x	4.7x
2004E Revenue	1,778.5	0.56x	0.63x	0.65x
2004E EBITDA	229.9	4.3x	4.9x	5.0x

Price /
2004E EPS	$1.36	8.0x	9.6x	9.9x
2005E EPS	1.44	7.6x	9.0x	9.4x

Note:

1	Revenue and EBITDA projections per Wall Street research and EPS estimates per First Call
2	Based on 59.0 million basic shares outstanding and 9.7 million options with a weighted average excercise price of $5.96; assumes treasury stock method to calculate FD shares outstanding

SECTION 2

Market Update

Price / Volume Performance

Han Solo’s stock performance for the last twelve months, six months, three months and one month are shown below

One Month

Source: Factset

Three Month

Six Month

Source: Factset

Twelve Month

Source: Factset

Han Solo Volume Traded Analysis

Last 6 Months1

Trading Statistics

Current Price	$10.93
Trading Days	126

Avg. Daily Volume	703,088
Total Volume	88,589,145
Float	57,480,000

Stock Price Range

Volume Traded in Range	2,220	20,618	22,129	15,242	8,022	4,702	7,535	6,756	1,365
Cumulative Volume Traded at or Below Range	2.5%	25.8%	50.8%	68.0%	77.0%	82.3%	90.8%	98.5%	100.0%

Source: Factset

Notes:

1	Total volume is assigned to the average of the high and low price of the day

Han Solo Volume Traded Analysis

Last 3 Months1

Trading Statistics

Current Price	$10.93
Trading Days	62

Avg. Daily Volume	663,506
Total Volume	41,137,366
Float	57,480,000

Stock Price Range

Volume Traded in Range	4,439	41,237	25,880	10,719
Cumulative Volume Traded at or Below Range	5.4%	55.5%	87.0%	100.0%

Source: Factset

Notes:

1	Total volume is assigned to the average of the high and low price of the day

Indexed Price Performance

Han Solo’s stock price performance relative to its peer group and broad market indices over the last twelve months is shown below

LTM 3/17/04

Source: Factset

Summary of Research Analyst Estimates

The following provides an overview of analyst coverage of Han Solo

Current

Bank	Date	Rating				Revenue ($mm)		EBITDA ($mm)		EPS
					Target Price	2004	2005	2004	2005	2004	2005
Aperion Group, LLC	2/20/04	Buy	Hold	Sell	$10.00 - $12.00	$1,804.1	$1,966.2	NA	NA	$1.30	$1.40
Fulcrum	1/30/04	Buy	Neutral	Sell	10.00	1,737.6	NA	NA	NA	1.33	NA
Southwest Securities	1/30/04	Strong Buy	Neutral	Sell	17.00	1,734.9	NA	NA	NA	1.44	NA
Wedbush Morgan	1/30/04	Buy	Hold	Sell	19.25	1,833.0	NA	NA	NA	1.40	NA
Wells Fargo Securities, LLC	2/2/04	Buy	Hold	Sell	22.00	1,782.9	1,943.8	229.9	255.1	1.31	1.51

				Mean	$17.06	$1,778.5	$1,955.0	$229.9	$255.1	$1.36	$1.46
				Median	18.13	1,782.9	1,955.0	229.9	255.1	1.33	1.46
				High	22.00	1,833.0	1,966.2	229.9	255.1	1.44	1.51
				Low	10.00	1,734.9	1,943.8	229.9	255.1	1.30	1.40

Management Projections 2/24/04						$1,835.8	$2,071.3	$252.3	$277.0	$1.45	$1.68

Source: Select Wall Street research reports available as of March 5, 2004

One Year Ago

						Revenue ($mm)		EBITDA ($mm)		EPS
Bank	Date	Rating			Target Price	2003	2004	2003	2004	2003	2004
Wedbush Morgan	1/31/03	Buy	Hold	Sell	22.00	1,755.0	NA	NA	NA	1.45	NA
Wells Fargo Securities, LLC	1/24/03	Buy	Hold	Sell	26.00	1751.4	2,063.8	267.2	308.2	1.46	1.76
				Mean	$24.00	$1,753.2	$2,063.8	$267.2	$308.2	$1.46	$1.76

Source: Select Wall Street research reports available as of March 5, 2003

Han Solo Guidance

Han Solo revised its guidance downward twice during 2003

2003 Fiscal Year EPS Guidance

Note: Based on midpoint of given ranges

Han Solo Ownership Analysis

	Basic Shares Held	Market Value (1)	Percent (2)
Institutional Ownership:
Fidelity Management & Research Co.	6,560,380	$71,704,953	11.1%
Wellington Management Co. LLP	4,180,230	45,689,914	7.1%
Barclays Global Investors, N.A.	2,855,934	31,215,359	4.8%
Boston Partners Asset Management LP	2,743,945	29,991,319	4.7%
Cramer Rosenthal McGlynn LLC	2,436,140	26,627,010	4.1%
Reich & Tang Asset Management LP	2,306,900	25,214,417	3.9%
Artisan Partners LP	1,897,200	20,736,396	3.2%
Mazama Capital Management, Inc.	1,623,424	17,744,024	2.8%
AIM Management Group, Inc.	1,569,200	17,151,356	2.7%
Vanguard Group	1,352,664	14,784,618	2.3%
OppenheimerFunds, Inc.	1,306,900	14,284,417	2.2%
INVESCO Funds Group, Inc.	1,246,470	13,623,917	2.1%
WM Advisors, Inc.	1,046,500	11,438,245	1.8%
PAR Capital Management, Inc.	1,000,000	10,930,000	1.7%
Essex Investment Management Co. LLC	911,416	9,961,777	1.5%
Top 15 Institutions	33,037,303	$361,097,722	56.0%
Other Institutions	19,485,655	212,978,209	33.0%
Total Institutional Ownership	52,522,958	$574,075,931	89.0%

Total Insider Ownership	3,156,400	34,499,452	5.3%
Retail and Others	3,320,642	36,294,617	5.6%
Total Basic Shares Outstanding	59,000,000	$644,870,000	100.0%
Float	57,390,000	627,272,700	97.3%
Management Ownership (3):
Mark Wattles	3,137,600	$34,293,968	5.3%
Donald Ekman	18,800	205,484	0.0%
Total Management Ownership	3,156,400	$34,499,452	5.3%

Source: Factset

Note:

1	Based on 3/5/04 stock price
2	Percentage of basic shares outstanding
3	Excludes stock options. As of 12/31/02 Management held 5.8 million stock options of which 4.0 million options are held by the Company’s CEO

SECTION 3

Valuation Analysis

Valuation Methodology Overview

UBS employed several valuation methodologies

Comparable Company Trading Analysis	• Determining the current public market value and trading multiples of companies similar to Han Solo • Comparing to current trading value and Luke Skywalker offer value for Han Solo

Discounted Cash Flow Analysis	• Determining the present value of the projected unlevered free cash flows of Han Solo utilizing a range of EBITDA exit multiple terminal values and discount rates

LBO Analysis	• Determining the maximum price a financial sponsor would pay for Han Solo based upon internal rate of return requirements and leverage constraints

Premiums Paid

•      Determining the premiums paid by acquirers for past public market change of control acquisitions

•      Compare premiums paid in past retail transactions to the implied premium for Luke Skywalker’s offer for Han Solo

Comparable Transactions	• UBS did not utilize a comparable transactions valuation due to a lack of direct comparables data

Comparable Company Analysis

Han Solo’s closest comparable is Blockbuster based on size, strategy and markets served

Company Name	Price 3/17/04	Total Enterprise Value	Adj Enterprise Value[1]	Equity Market Value	LTM Revenue	LTM EBITDA	LTM EBITDAR	LTM EBITDA Margin	TEV / LTM		Adj. TEV / LTM EBITDAR[2]	Price / EPS[3]
									Revenue	EBITDA		CY 2004	CY 2005
Blockbuster, Inc.	17.67	3,212.4	7,830.7	3,225.9	5,911.7	717.6	1,294.9	12.1%	0.5x	4.5x	6.0x	13.1x	11.9x
Movie Gallery Inc.	19.75	628.8	1,439.2	682.5	692.4	109.4	210.7	15.8%	0.9x	5.7x	6.8x	10.9x	9.6x
Netflix	30.52	1,858.8	1,886.4	1,993.5	272.2	66.2	69.6	24.3%	6.8x	28.1x	27.1x	24.0x	12.8x

Han Solo	$10.93	$990.3	$2,750.5	$693.1	$1,682.5	$244.3	$464.3	14.5%	0.6x	4.1x	5.9x	8.0x	7.6x
Han Solo (@ $13.50)	$13.50	$1,158.9	$2,919.2	$861.7	$1,682.5	$244.3	$464.3	14.5%	0.7x	4.7x	6.3x	9.9x	9.4x

Note:

1	Adj. TEV = Enterprise Value + (8 x Rent)
2	Rent based on 2002 rent expense / average store count applied to 2003 average store count
3	First Call consensus estimates

Projected Financial Performance

	2003	2004E1	2005E1	2006E1	2007E2	2008E2
Revenue:
Video Rental	$1,386.6	$1,434.2	$1,545.0	$1,645.2	$1,743.1	$1,840.9
Video Purchases	115.8	122.4	131.7	140.2	148.5	156.9
Total Video Revenue	1,502.4	1,556.6	1,676.7	1,785.4	1,891.6	1,997.8
Game Crazy	180.1	279.2	394.6	586.8	654.3	745.0
Total Revenue	$1,682.5	$1,835.8	$2,071.3	$2,372.2	$2,545.9	$2,742.9

EBITDA:
Video	$262.3	$263.9	$277.3	$293.6	$304.4	$314.5
Game Crazy	(15.9)	(11.6)	(0.3)	0.7	12.8	28.0
Special Charges[3]	(2.1)	—	—	—	—	—
Total EBITDA (after dep. of Rental Product)	$244.3	$252.3	$277.0	$294.3	$317.2	$342.5

Capital Expenditures (excl. CapEx related to inventory)	$94.1	$91.2	$97.7	$73.1	$55.7	$55.7
Depreciation and Amortization	60.8	67.0	68.6	78.1	78.1	78.1

Video Same Store Sales Growth	—	(1.3)%	0.6%	0.9%	0.7%	0.6%
Game Crazy Store Sales Growth	—	12.7%	5.2%	23.8%	3.9%	7.1%
End of Period Stores

Y-o-Y Revenue Growth:
Video Rental	—	3.4%	7.7%	6.5%	5.9%	5.6%
Video Purchases	—	5.7%	7.6%	6.5%	5.9%	5.6%
Total Video	—	3.6%	7.7%	6.5%	5.9%	5.6%
Game Crazy	—	55.0%	41.4%	48.7%	11.5%	13.9%
Total	—	9.1%	12.8%	14.5%	7.3%	7.7%

Y-o-Y EBITDA Growth:
Total Video	—	0.6%	5.1%	5.9%	3.7%	3.3%
Game Crazy	—	(26.8)%	NM	NM	1805.1%	118.3%
Total	—	3.3%	9.8%	6.2%	7.8%	8.0%

EBITDA Margin
Total Video	17.5%	17.0%	16.5%	16.4%	16.1%	15.7%
Game Crazy	(8.8)%	(4.2)%	(0.1)%	0.1%	2.0%	3.8%
Total EBITDA	14.5%	13.7%	13.4%	12.4%	12.5%	12.5%

Note:

1	Management projections assuming the Company continues to operate as a public company
2	Projections prepared by UBS M&A Team utilizing management assumptions
3	Restructuring charge adjustments

Discounted Cash Flow

Present value as of March 31, 2004 based on management estimates

DCF VALUATION	2004 Q2 - Q4	2005E	2006E	2007E	2008E
Tax effected EBIT	$77.5	$125.1	$129.7	$143.4	$158.6
Plus: Depreciation and Amortization	51.3	68.6	78.1	78.1	78.1
Less: Capital Expenditures (excluding rental inventory)	(79.8)	(97.7)	(73.1)	(55.7)	(55.7)
Plus: Rental Product Depreciation	137.6	203.8	215.7	228.5	241.4
Less: Acquisition of Rental Inventory	(155.3)	(217.8)	(229.8)	(242.5)	(255.2)
Less: Working Capital Investment	19.3	(14.6)	(0.6)	(0.1)	(2.5)
Unlevered Free Cash Flow	50.6	67.4	120.0	151.8	164.7

Total Enterprise Value1

Discount Rate[2]	Terminal Multiple
	3.50x	3.75x	4.00x	4.25x	4.50x
12.0%	$1,141.2	$1,191.2	$1,241.2	1,291.2	1,341.1
12.5%	1,121.0	1,169.9	1,218.9	1,267.8	1,316.7
13.0%	1,101.3	1,149.2	1,197.1	1,245.0	1,292.9
13.5%	1,082.0	1,128.9	1,175.8	1,222.8	1,269.7
14.0%	1,063.2	1,109.1	1,155.1	1,201.0	1,247.0

Note:

1	Based on projected net debt of $288 million as of 3/31/04
2	Tax assets valued at discount rate + 200bps

Implied Share Price1

Discount Rate[2]	Terminal Multiple
	3.50x	3.75x	4.00x	4.25x	4.50x
12.0%	$13.39	$14.17	$14.96	$15.74	$16.52
12.5%	13.07	13.84	14.61	15.37	16.14
13.0%	12.76	13.51	14.27	15.02	15.77
13.5%	12.46	13.20	13.93	14.67	15.40
14.0%	12.16	12.89	13.61	14.33	15.05

Note:

1	Based on 63.8 million shares outstanding
2	Tax assets valued at discount rate + 200bps

Preliminary LBO Analysis

UBS has analyzed the internal rates of return generated for a purchase of Han Solo assuming a range of purchase prices and leverage multiples

TRANSACTION ASSUMPTIONS

•	Based on management estimates

•	100% of cash flow used for debt repayment

•	Interest rates

•	Bank Debt—L+300

•	High Yield Notes—10.0%

Sensitivity Analysis

•	Assumes purchase multiple (without fees and expenses) and exit multiples are equal

Purchase Multiple:[1]		4.02x		4.28x		4.54x		4.67x		4.80x		5.06x		5.32x		5.58x
Purchase Multiple:[2]		4.38x		4.64x		4.89x		5.02x		5.15x		5.41x		5.67x		5.93x
Purchase Price:		$11.00		$12.00		$13.00		$13.50		$14.00		$15.00		$16.00		$17.00

Initial Leverage[3]	3.50x 3.75x 4.00x 4.25x 4.50x	33.3 38.5 46.5 61.5 111.9	% % % % %	29.6 33.1 38.1 45.8 59.6	% % % % %	26.9 29.5 32.9 37.7 45.0	% % % % %	25.8 28.1 31.0 35.0 40.7	% % % % %	24.8 26.8 29.4 32.7 37.4	% % % % %	23.1 24.7 26.7 29.2 32.4	% % % % %	21.6 22.9 24.5 26.5 28.9	% % % % %	20.4 21.5 22.8 24.3 26.2	% % % % %

•	Assumes exit multiple is 0.5x below purchase multiple (without fees and expenses)

Purchase Multiple:[1]		4.02x		4.28x		4.54x		4.67x		4.80x		5.06x		5.32x		5.58x
Exit Multiple:		3.52x		3.78x		4.04x		4.17x		4.30x		4.56x		4.82x		5.08x
Purchase Price:		$11.00		$12.00		$13.00		$13.50		$14.00		$15.00		$16.00		$17.00

Initial Leverage[3]	3.50x 3.75x 4.00x 4.25x 4.50x	28.3 32.7 39.8 53.2 99.6	% % % % %	25.1 28.2 32.5 39.2 51.7	% % % % %	22.9 25.1 28.1 32.2 38.6	% % % % %	22.0 23.9 26.4 29.9 34.9	% % % % %	21.2 22.9 25.1 28.0 32.0	% % % % %	19.7 21.1 22.8 24.9 27.7	% % % % %	18.6 19.7 21.0 22.6 24.7	% % % % %	17.5 18.4 19.5 20.8 22.4	% % % % %

Note:

1	Multiple of LTM EBITDA as of 3/31/04. Excludes M&A, financing and tender fees
2	Multiple of LTM EBITDA as of 3/31/04. Includes M&A, financing and tender fees
3	Based on LTM EBITDA $246.0 as of 3/31/04. Excludes $50 million of cash which remains on the balance sheet

Premiums Paid Analysis

Premiums paid in selected retail transactions over the last three years are:

Date Announced	Date Effective	Target Name	Acquiror Name	Transaction Value	Purchase Premium
					1 day	1 week	1 Month
02/11/99	03/22/99	Fingerhut Cos Inc	Federated Department Stores	1,544.1	32.9%	22.7%	40.9%
03/04/99	06/01/99	K&G Men’s Center Inc	Men’s Wearhouse Inc	118.3	37.4%	45.5%	44.9%
05/10/99	07/30/99	Pamida Holdings Corp	ShopKo Stores Inc	372.3	27.8%	55.9%	253.9%
07/05/99	08/11/99	General Nutrition Cos Inc	Koninklijke Numico NV	2,506.4	9.3%	13.8%	39.4%
07/14/99	11/22/99	Egghead.com Inc	ONSALE Inc	328.3	5.4%	5.9%	27.9%
07/26/99	09/02/99	Host Marriott Services	Autogrill SpA	547.3	61.5%	73.8%	101.6%
08/18/99	07/31/00	Hannaford Bros Co	Food Lion Inc	3,713.0	24.0%	40.4%	40.9%
11/15/99	01/31/00	Catherines Stores Corp	Charming Shoppes Inc	153.6	69.7%	71.4%	52.7%
11/22/99	02/02/00	Garden Ridge Corp	GR Acquisition Corp	144.4	58.6%	65.8%	70.4%
12/21/99	02/03/00	Micro Warehouse Inc	Investor Group	679.9	24.6%	51.2%	47.6%
01/25/00	03/10/00	CompUSA Inc	Grupo Sanborns(Grupo Carso)	805.3	6.3%	85.8%	92.4%
02/10/00	05/01/00	uBID Inc	CMGI Inc	396.7	18.7%	22.1%	18.7%
04/06/00	06/19/00	Funco Inc	Babbage’s Etc LLC	162.9	108.4%	80.0%	126.3%
04/07/00	08/01/00	Seaway Food Town Inc	Spartan Stores Inc	108.0	1.1%	(4.8)%	(30.8)%
05/17/00	10/02/00	Petco Animal Supplies Inc	Investor Group	589.4	49.8%	70.0%	90.3%
06/05/00	09/28/00	Buffets Inc	Investor Group	646.8	14.2%	27.4%	23.1%
07/03/00	08/11/00	David’s Bridal Inc	May Department Stores Co	412.8	73.0%	58.4%	66.7%
07/10/00	10/02/00	Barnett Inc	Interline Brands	214.0	25.2%	35.3%	29.9%
07/20/00	09/01/00	CDNow Inc	Bertelsmann AG	138.4	4.4%	20.0%	4.4%
08/11/00	10/01/00	Piercing Pagoda Inc	Zale Corp	265.6	34.4%	47.6%	49.6%
09/07/00	04/26/01	Delhaize America Inc	Etablissements Delhaize Freres	1,825.0	15.5%	22.8%	19.3%
10/06/00	12/20/00	Taco Cabana Inc	Carrols Corp	151.4	117.5%	109.6%	103.0%
12/07/00	02/01/01	Musicland Stores Corp	Best Buy Co Inc	418.7	22.4%	93.1%	59.4%
02/06/01	04/05/01	Morrison Management Specialist	Compass Group PLC	572.9	20.9%	21.2%	25.6%
02/15/01	05/14/01	VICORP Restaurants Inc	Investor Group	178.8	35.9%	34.6%	50.9%
02/22/01	04/06/01	Sunglass Hut International Inc	Luxottica Group Spa	715.0	38.4%	36.3%	65.8%
06/04/01	08/01/01	Sound Advice Inc	Tweeter Home Ent Group Inc	174.1	91.7%	116.3%	149.1%
08/07/01	11/28/01	Discount Auto Parts Inc	Advance Auto Parts	284.9	19.7%	29.3%	58.9%
01/25/02	04/10/02	Shoney’s Inc	Lone Star Fund	245.2	(7.7)%	16.1%	28.6%
05/13/02	06/17/02	Lands’ End Inc	Sears Roebuck & Co	1,933.2	78.9%	81.5%	110.5%
02/19/03	08/04/03	Sports Authority Inc	Gart Sports Co	189.1	(0.5)%	5.2%	(27.3)%
07/14/03	12/09/03	OfficeMax Inc	Boise Cascade Corp	1,366.1	46.9%	53.5%	59.6%

			Median:		26.5%	43.0%	50.2%
			High:		117.5%	116.3%	253.9%
			Low:		(7.7)%	(4.8)%	(30.8)%

			Han Solo @ $13.50		23.5%	18.5%	20.8%

Source: SDC - Retail transactions of value more than $100 million, announced and closed between 3/1/99 and 3/1/04